Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 (SEC No. 333-205414) of our report dated July 1, 2015, except for Note 9 as to which the date is July 30, 2015, in the Registration Statement on Amendment No. 1 on Form S-1 and related prospectus of Aytu BioScience, Inc. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement and prospectus.

/s/ EKS&H LLLP

Denver, Colorado

July 30, 2015